SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	N/A
Series A Warrants	VHAIIW	N/A
Series B Warrants	VHAIBW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On October 12, 2024, Lourdes Felix and Randall Miles notified the Board of Directors (“Board”) of Vocodia Holdings Corp. (the “Company”) of their resignation as directors of the Company and members of each committee of the Board, effective October 7, 2024. Ms. Felix and Mr. Miles resignations were not the result of any disputes or disagreements with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

The Board has also chosen to appoint Brian Podolak, James Sposato and Ned Siegel to the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2024, the Board amended Article III, Section 3.02 of the Company’s Bylaws to decrease the minimum number of directors that can serve on the Board from five (5) to two (2), effective immediately (the “Amendment”).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 1 to Bylaws of Vocodia Holdings Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: October 15, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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